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                                  EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Ablest, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 33-48497 and 333-48918) on Form S-8 of Ablest, Inc. of our report dated February 16, 2001, with respect to the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2000, which report appears in the December 31, 2002, annual report on Form 10-K of Ablest, Inc.


KPMG LLP

Tampa, Florida
February 16, 2001